UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 24, 2011

KINETIC CONCEPTS, INC.

(Exact name of registrant as specified in its charter)

Texas	0001-09913	74-1891727

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8023 Vantage Drive San Antonio, Texas	78230

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (210) 524-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The annual meeting of the shareholders of Kinetic Concepts, Inc. (the “Company”) was held on May 24, 2011. At the annual meeting, the shareholders voted on the following five proposals and cast their votes as described below.

Proposal 1

The individuals listed below were elected as Class A directors for a three-year term by the votes set forth in the table below.

NAME	FOR	WITHHELD	BROKER NON-VOTES
James R. Leininger, M.D.	63,339,455	858,728	3,401,907
Woodrin Grossman	63,566,335	631,848	3,401,907
Carl F. Kohrt, Ph. D.	62,880,426	1,317,757	3,401,907
David J. Simpson	63,545,002	653,181	3,401,907

Proposal 2

The proposal to ratify the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2011 was approved by the votes set forth in the table below.

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
67,088,518	502,647	8,925	0

Proposal 3

The shareholders of the Company cast their votes with respect to the advisory vote on executive compensation as set forth in the table below.

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
62,078,093	1,991,052	129,038	3,401,907

Proposal 4

The shareholders of the Company cast their votes with respect to the advisory vote on the frequency of future advisory votes on executive compensation as set forth in the table below.

1 YEAR	2 YEAR	3 YEAR	ABSTAIN	BROKER NON-VOTES
59,923,946	146,317	3,943,243	184,677	3,401,907

Proposal 5

The shareholders of the Company cast their votes with respect to the proposal, in accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting or any adjournment or postponement thereof as set forth in the table below.

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
24,319,577	43,082,213	198,300	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINETIC CONCEPTS, INC. (REGISTRANT)

Date: May 31, 2011	By:	/s/ Martin J. Landon

	Name:	Martin J. Landon

	Title:	Executive Vice President and Chief Financial Officer